     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 2002
                                                     REGISTRATION NO. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                               BSQUARE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           WASHINGTON                                                 91-1650880
  (State or other jurisdiction                                     (I.R.S. Employer
of incorporation or organization)                                 Identification No.)

3150 139TH AVENUE S.E., SUITE 500, BELLEVUE, WASHINGTON                98005-4081
       (Address of Principal Executive Offices)                        (Zip code)

                  INFOGATION CORPORATION 1996 STOCK OPTION PLAN
          INFOGATION CORPORATION 2001 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the Plans)

                                WILLIAM T. BAXTER
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        3150 139TH AVENUE S.E., SUITE 500
                         BELLEVUE, WASHINGTON 98005-4081
                     (Name and address of agent for service)

                                 (425) 519-5900
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                              LAURA A. BERTIN, ESQ.
                            MARK F. WORTHINGTON, ESQ.
                           SUMMIT LAW GROUP, P.L.L.C.
                       1505 WESTLAKE AVENUE N., SUITE 300
                            SEATTLE, WASHINGTON 98109

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                     PROPOSED           PROPOSED
                                                                     MAXIMUM            MAXIMUM
                                            AMOUNT TO BE           OFFERING PRICE       AGGREGATE            AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED      REGISTERED (1)           PER SHARE (2)     OFFERING PRICE      REGISTRATION FEE
==============================================================================================================================
COMMON STOCK, NO PAR VALUE
  PER SHARE UNDER THE:
==============================================================================================================================
INFOGATION CORPORATION 1996
  STOCK OPTION PLAN (3)                       42,140                  $ 0.27           $11,377.80             $1.05
                                              12,710                  $ 0.72            $9,151.20             $0.84
                                              31,203                  $ 1.07           $33,387.21             $3.07
==============================================================================================================================

==============================================================================================================================
                                                                     PROPOSED           PROPOSED
                                                                     MAXIMUM            MAXIMUM
                                            AMOUNT TO BE           OFFERING PRICE       AGGREGATE            AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED      REGISTERED (1)           PER SHARE (2)     OFFERING PRICE      REGISTRATION FEE
==============================================================================================================================
INFOGATION CORPORATION 2001 STOCK             95,578                  $ 1.07          $102,268.46             $9.41
  OPTION/STOCK ISSUANCE PLAN (3)
==============================================================================================================================
         TOTAL                               181,631                      --          $156,184.67            $14.37
==============================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plans as the result of any future stock split, stock dividend or similar adjustment to the registrant's outstanding Common Stock.

(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the fixed exercise prices of options granted under the Plans as of the filing date of this registration statement.

(3) Pursuant to an Agreement and Plan of Merger dated as of March 13, 2002 (the "Merger Agreement"), by and among the registrant, BSQUARE San Diego Corporation, InfoGation Corporation and Kent Pu, the registrant assumed outstanding options to purchase capital stock of InfoGation Corporation under the InfoGation Corporation 1996 Stock Option Plan and the InfoGation Corporation 2001 Stock Option/Stock Issuance Plan (collectively, the "InfoGation Assumed Options"), with appropriate adjustments to the number of shares and the exercise price per share of each InfoGation Assumed Option to reflect the ratio at which outstanding options to purchase InfoGation Corporation's capital stock were converted into options to purchase Common Stock of the Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         We hereby incorporate by reference in this registration statement the following documents:

         (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission (the "Commission") on March 21, 2002 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act");

         (b) Our Current Report on Form 8-K filed with the Commission on March 19, 2002; and

         (c) The description of our Common Stock contained in the registration statement on Form 8-A filed with the Commission on October 15, 1999 under
Section 12(g) of the Exchange Act, including any amendments or reports for the purpose of updating such description.

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended, provided they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Our amended and restated articles of incorporation and bylaws require us to indemnify our officers and directors to the fullest extent permitted by Washington law. Our directors and officers also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by us for such purpose.

         Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Our amended and restated articles of incorporation contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

         We have entered into certain indemnification agreements with our officers and directors. The indemnification agreements provide our officers and directors with indemnification to the maximum extent permitted by the WBCA.

ITEM 7. EXEMPTION OF REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

Exhibit
Number        Exhibit
-------       -------
4.1           See the registrant's Amended and Restated Articles of
              Incorporation, as amended (incorporated by reference to the registrant's registration statement on Form S-1 (File No.
              333-85351) filed with the Securities and Exchange Commission on
              October 19, 1999 and the registrant's quarterly report on Form
              10-Q (File No. 000-27687) filed with the Securities and Exchange
              Commission on August 7, 2000) and the registrant's Bylaws
              (incorporated by reference to the registrant's registration statement on Form S-1 (File No. 333-85351) filed with the
              Securities and Exchange Commission on October 19, 1999) for
              provisions defining the rights of the holders of common stock

5.1           Opinion of Summit Law Group, P.L.L.C.

23.1          Consent of Arthur Andersen LLP, Independent Public Accountants

23.2 Consent of Summit Law Group, P.L.L.C. (included in opinion filed as Exhibit 5.1)

24.1          Power of Attorney (see page II-4 of this Registration Statement)

99.1          InfoGation Corporation 1996 Stock Option Plan

99.2          InfoGation Corporation 2001 Stock Option/Stock Issuance Plan

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 1st day of April, 2002.

                                            BSQUARE CORPORATION

                                            /s/ William T. Baxter
                                            -------------------------
                                            By:  William T. Baxter
                                            Chairman of the Board, President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints William T. Baxter and Leila L. Kirske, or either of them, his or her true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and his agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

SIGNATURE                                TITLE

/s/ William T. Baxter                    Chairman of the Board, President and Chief
-----------------------------            Executive Officer (Principal Executive Officer)
William T. Baxter


/s/ Leila L. Kirske                      Vice President, Finance and Administration,
-----------------------------            Chief Financial Officer and Secretary
Leila L. Kirske                          (Principal Financial and Accounting Officer)

/s/ Jeffrey T. Chambers                  Director
-----------------------------
Jeffrey T. Chambers

/s/ Scot E. Land                         Director
-----------------------------
Scot E. Land

                                         Director
-----------------------------
William Larson

                                  EXHIBIT INDEX

Exhibit
Number         Exhibit
-----------    -------
4.1            See the registrant's Amended and Restated Articles of Incorporation, as
               amended (incorporated by reference to the registrant's
               registration statement on Form S-1 (File No. 333-85351)
               filed with the Securities and Exchange Commission on
               October 19, 1999 and the registrant's quarterly report on
               Form 10-Q (File No. 000-27687) filed with the Securities
               and Exchange Commission on August 7, 2000) and the
               registrant's Bylaws (incorporated by reference to the
               registrant's registration statement on Form S-1 (File No.
               333-85351) filed with the Securities and Exchange
               Commission on October 19, 1999) for provisions defining
               the rights of the holders of common stock

5.1            Opinion of Summit Law Group, P.L.L.C.

23.1           Consent of Arthur Andersen LLP, Independent Public Accountants

23.2           Consent of Summit Law Group, P.L.L.C. (included in opinion filed as
               Exhibit 5.1)

24.1           Power of Attorney (see page II-4 of this Registration Statement)

99.1           InfoGation Corporation 1996 Stock Option Plan
99.2           InfoGation Corporation 2001 Stock Option/Stock Issuance Plan